Exhibit 10.1

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
KBSII GRANITE TOWER, LLC,
a Delaware limited liability company
(“Seller”)
AND
GRANITE TOWER LLC,
a Delaware limited liability company
(“Buyer”)

[Granite Tower – 1099 18th Street, Denver, CO]

TABLE OF CONTENTS

1.	BASIC TERMS AND DEFINITIONS; REFERENCES		2

	1.1	Basic Terms and Definitions	2

	1.2	References	3

2.	PURCHASE AND SALE		3

3.	PURCHASE PRICE AND DEPOSIT		4

	3.1	Purchase Price	4

	3.2	Payment of Purchase Price	4

	3.3	Disposition of Deposit Upon Failure to Close	4

	3.4	Independent Contract Consideration	5

4.	PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY		5

	4.1	Property Information	5

	4.2	Title and Survey Review; Title Policy	6

	4.3	Inspections; Due Diligence Period	7

	4.4	Tenant Estoppel Certificates	9

	4.5	Contracts	10

	4.6	Confidentiality	10

5.	OPERATIONS AND RISK OF LOSS		11

	5.1	Ongoing Operations	11

	5.2	New Contracts	12

	5.3	Leasing Arrangements	12

	5.4	Damage or Condemnation	13

6.	SELLER’S AND BUYER’S DELIVERIES		14

i

	6.1	Seller’s Deliveries into Escrow	14

	6.2	Buyer’s Deliveries into Escrow	15

	6.3	Closing Statements/Escrow Fees; Tenant Notices	15

	6.4	Post-Closing Deliveries	15

7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS		15

	7.1	Conditions to Buyer’s Obligations	15

	7.2	Conditions to Seller’s Obligations	16

8.	CLOSE OF ESCROW; POSSESSION		17

9.	ESCROW		18

	9.1	Closing	18

	9.2	Escrow and Title Charges	19

	9.3	Procedures Upon Failure of Condition	19

10.	PRORATIONS		20

	10.1	Collected Rent	20

	10.2	Operating Costs and Additional Rent Reconciliation	20

	10.3	Taxes and Assessments	21

	10.4	Leasing Commissions, Tenant Improvements and Contracts	22

	10.5	Tenant Deposits	22

	10.6	Utilities and Utility Deposits	23

	10.7	Owner Deposits	23

	10.8	Percentage Rents	23

	10.9	Final Adjustment After Closing	24

11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS		24

	11.1	Seller’s Representations and Warranties	24

	11.2	As-Is	26

12.	BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION		29

	12.1	Buyer’s Representations and Warranties	29

	12.2	Release	29

13.	DEFAULT AND DAMAGES		31

	13.1	DEFAULT BY BUYER	31

	13.2	Default by Seller	33

14.	BROKER’S COMMISSIONS		33

15.	MISCELLANEOUS PROVISIONS		33

	15.1	Notices	33

	15.2	Assignment; Binding on Successors and Assigns	35

	15.3	Work Product	36

	15.4	Further Assurances	36

	15.5	Attorney’s Fees	36

	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements

	15.7	Entire Agreement	37

	15.8	Governing Law	38

	15.9	Counterparts	38

	15.10	Headings; Construction	38

	15.11	Time of Essence	38

	15.12	Partial Validity; Severability	38

	15.13	No Third Party Beneficiaries	39

	15.14	Intentionally Omitted

	15.15	Joint Product of Parties	39

	15.16	Calculation of Time Periods	39

15.17	Procedure for Indemnity	39

15.18	Waiver of Jury Trial	39

15.19	No Personal Liability	39

15.20	Joint and Several Liability	40

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of July 23, 2021, between KBSII GRANITE TOWER, LLC, a Delaware limited liability company (“Seller”), and GRANITE TOWER LLC, a Delaware limited liability company (“Buyer”), with reference to the following:
A.    Seller is the owner of the improved real property (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.BASIC TERMS AND DEFINITIONS; REFERENCES
1.1.Basic Terms and Definitions.
(a)Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)Closing Date. The last day that Close of Escrow (as defined in Section 8.1 hereof) may occur shall be August 16, 2021, at 1:00 p.m. (California time) (the “Closing Date”); provided, however, Seller or Buyer shall have the right to extend the Closing Date as provided in Section 7.2(e) below; provided further, however, if the Tenant Estoppel Condition (as such term is defined in Section 4.4 below) has not been satisfied by the date which is four (4) business days prior to the Closing Date, Seller or Buyer shall be entitled to one or more extensions of the Closing Date (not to exceed 30 days in the aggregate) in order to obtain the missing Tenant Estoppel Certificates; provided further, however, Buyer may extend the Closing Date one time by up to twenty-five (25) days, provided that by August 9, 2021, Buyer delivers to Seller written notice of Buyer's intention to extend the Closing Date and Buyer deposits with Escrow Holder an additional deposit, in cash or current funds, in the amount of One Million Dollars ($1,000,000.00)(the "Extension Deposit"), which shall be credited at the Close of Escrow towards the Purchase Price. The Extension Deposit, once made, will be treated as part of the Deposit (as such term is defined below).
(c)Title Review Period. The “Title Review Period” shall end on July 23, 2021, at 5:00 p.m. (California time).
(d)Due Diligence Period. The “Due Diligence Period” shall end on July 23, 2021, at 5:00 p.m. (California time).

(e)Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; Telecopier: (949) 271-5762.
(f)Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330-3041; Telecopier (213) 330-3085, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Telecopier: (213) 330-3113.
1.2.References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.
2.PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
2.1.The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;
2.2.All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow to the extent owned by Seller;
2.3.All of Seller’s interest in any intangible property (expressly excluding the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property;
2.4.All of Seller’s interest in all leases affecting the Real Property as of the Close of Escrow and all security deposits, guaranties, and any non-cash security for tenant obligations under the Leases, including, but not limited to, any letters of credit and lease bonds delivered by tenants and any security interests in favor of Seller granted by any tenant (the “Leases”); and

2.5.All of Seller’s interest in the contracts listed on Exhibit C-1 attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”).
Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts due and payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property (hereinafter collectively referred to as the “Excluded Property”).
3.PURCHASE PRICE AND DEPOSIT
3.1.Purchase Price. The purchase price for the Property shall be Two Hundred Three Million Five Hundred Thousand Dollars ($203,500,000.00), minus the Seller Leasing Costs (and notwithstanding anything to the contrary in this Agreement, Seller will not be required to provide a credit to Buyer for the Seller Leasing Costs since they will be netted from the gross Purchase Price) and subject to the prorations provided for under this Agreement (the “Purchase Price”).
3.2.Payment of Purchase Price. The Purchase Price shall be payable as follows:
3.2.1.Within one (1) business day after the Effective Date, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of Five Million Dollars ($5,000,000.00) (the “Deposit”). Immediately upon Escrow Holder’s receipt of the Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. The Deposit shall be nonrefundable except as set forth in this Agreement. Escrow Holder shall invest the Deposit in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Deposit from time to time shall be deemed part of the Deposit.
3.2.2.Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (California time) on the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price less the Deposit and all interest accrued thereon plus or minus applicable prorations pursuant to Section 10 hereof.
3.3.Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit and all interest accrued thereon shall promptly be refunded to Buyer; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
3.4.Independent Contract Consideration. Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY; ONGOING WORK
4.1.Property Information. Seller shall make available to Buyer within one (1) business day after the Effective Date, to the extent in Seller’s possession, the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) through an electronic data room or at the Real Property (collectively, the “Property Information”):
(a)the Leases;
(b)a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);
(c)the most current operating statements for the Real Property, if available (collectively, the “Operating Statements”);
(d)copies of the Contracts;
(e)existing land title surveys, if any, for the Real Property (collectively, the “Existing Surveys”);
(f)any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors;
(g)most recent real property tax assessment notice and copies and all information related to any appeals;
(h)personal property tax schedule file for 2021 and personal property tax returns for the prior three calendar years; and
(i)the items listed in Exhibit N.
Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.

4.2.Title and Survey Review; Title Policy.
4.2.1.Delivery of Title Report. Seller has delivered to Buyer a preliminary title commitment covering the Real Property (the “Title Report”) from the Title Company, together with copies of all documents referenced in the Title Report (collectively, the “Title Documents”). Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.
4.2.2.Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Report and any Existing Survey; Buyer’s Title Notice delivered by Buyer to Seller must state that it is a “Buyer’s Title Notice being delivered in accordance with the provisions of Section 4.2.2 of the Purchase Agreement.” The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property other than for Mandatory Cure Defects (as defined below). If Buyer disapproves any matter of title shown in the Title Report or Existing Survey for the Real Property, then Seller may, but shall have no obligation to, within one (1) business day after its receipt of the Buyer’s Title Notice for the Real Property (“Seller’s Election Period”), elect to eliminate or ameliorate to Buyer’s reasonable satisfaction the disapproved title matters by giving Buyer written notice (“Seller’s Title Notice”) of those disapproved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date. Buyer acknowledges and agrees that any title exception disapproved by Buyer shall be deemed ameliorated to Buyer’s reasonable satisfaction to the extent that Seller either causes such exception to be removed from the Title Policy (as such term is defined in Section 4.2.3 hereof) or to be affirmatively insured over at no cost to Buyer. If Seller does not elect to, or is unable to, eliminate or ameliorate any disapproved title matters, Buyer reasonably disapproves Seller’s Title Notice, or Seller fails to timely deliver Seller’s Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before one (1) business day following the expiration of Seller’s Election Period) of a written notice, to either: (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (b) terminate this Agreement and the Escrow (as such term is defined in Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer’s election to take the action described in clause (a) above. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement.
4.2.3.Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property, an ALTA 2006 Owner’s Form of Title Insurance Policy (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and matters affecting the Real Property which are created by or with the written consent of Buyer, (c) the rights of the tenants under the Leases affecting the Real Property, (d) all exceptions disclosed by the Title Report relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (e) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is expressly assuming the construction obligations and is responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.
Notwithstanding anything stated to the contrary herein, Seller covenants and agrees to remove (or cause to be removed) from the Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of the instruments referenced in clauses (a), (b) and (c) below have been paid and the holders of the same are obligated to cause the same to be released from the Property) concurrently with the Close of Escrow (a) all deeds of trust, mortgages and/or other debt instruments to the extent executed by Seller or expressly assumed by Seller in writing, (b) any other monetary liens (other than mechanic’s liens that are considered Permitted Exceptions) which are of an ascertainable amount, and do not exceed $500,000 in the aggregate and are capable of being removed upon the payment of no more than $500,000 in the aggregate, and (c) any liens that Seller has knowingly and intentionally placed on the Real Property and that secures a specific dollar amount of obligations of Seller (collectively, the “Mandatory Cure Defects”).
4.3.Inspections; Due Diligence Period.
4.3.1.Inspections in General. Commencing from the Effective Date and continuing through and including Closing or the sooner termination of this Agreement, Buyer, its employees, agents, contractors, and subcontractors and shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at

Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer reasonably satisfactory to Seller in the amount of not less than $1 million per occurrence and $3 million general aggregate on a per-occurrence basis. In addition, Buyer, its agents, contractors, or subcontractors shall maintain, and shall have provided evidence reasonably satisfactory to Seller of Workers Compensation Insurance (including a Waiver of Subrogation endorsement in favor of Seller) with coverage amounts required by the applicable statutes of either the state where (a) such entry occurs, or (b) employees of the Buyer, its agents, contractors, or subcontractors, as applicable, are domiciled. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least twenty-four (24) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, such inspections shall not unreasonably interfere with the rights of tenants, Buyer shall have no right to inspect any of the occupied space in the Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than twenty-four (24) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens and Seller’s attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property, unless the claim is caused by the gross negligence or willful misconduct of Seller or its employees, agents, or contractors or arise from Buyer’s mere discovery of pre-existing conditions at the Real Property. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.
4.3.2.Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.
4.3.3.Termination During Due Diligence Period. Unless Buyer shall affirmatively elect, in its sole, absolute, and unfettered discretion, to proceed forward with the transaction contemplated by this Agreement, such election to be made by written notice delivered to Seller or Seller’s counsel (which notice may be sent by e-mail) at or before the expiration of the Due Diligence Period, it shall be conclusively deemed that Buyer has elected to terminate this Agreement in which event the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder.  If, on the other hand, Buyer shall timely (prior to the expiration of the Due Diligence Period) notify Seller in writing of Buyer’s election to proceed forward with the acquisition of the Property, then this Agreement shall remain and continue in full force and effect and the transaction contemplated by this Agreement shall proceed forward subject to and in accordance with the provisions of this Agreement.
4.4.Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease (“Tenant Estoppel Certificates”), executed by (i) all tenants under Leases leasing 15,000 rentable square feet or more of the Real Property, and (ii) the remaining tenants under the Leases so that all of the Estoppel Certificates cover at least seventy-five percent (75%) of the leased rentable floor area of the Real Property and meeting the requirements set forth in this section, with no changes other than de minimus changes reasonably approved by Buyer and not disclosing the existence of any default under the Leases referenced to therein or any information inconsistent with the Rent Rolls (collectively, the “Tenant Estoppel Condition”). Seller shall prepare, or cause to be prepared, and deliver to Buyer for review and approval, no later than one (1) Business Day after the expiration of the Due Diligence Period, the estoppel certificates Seller intends to deliver to the tenants based on the form attached hereto as Exhibit D (the “Prepared Estoppels”), and Seller shall remit, or cause to be remitted, the Prepared Estoppels to all the tenants of the Property for signature within one (1) Business Day following Buyer’s notice to Seller that Buyer has approved the Prepared Estoppels (which notice shall set forth any required corrections). If Buyer fails to notify Seller of its approval of, or any changes to, the Prepared Estoppels it receives from Seller for approval within two (2) Business Days following Buyer’s receipt of the same, Seller shall forward such Prepared Estoppels to all the tenants of the Property without Buyer’s prior approval. Seller will provide Buyer with any proposed changes to the Tenant Estoppel Certificates and the executed Tenant Estoppel Certificates promptly upon receipt thereof by Seller for Buyer’s review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed and shall be deemed given if Buyer fails to respond within five days after Buyer’s receipt of the Tenant Estoppel Certificate in question.
Seller agrees that upon the request of Buyer, Seller shall deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDAs”) as completed by Buyer or its lender and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Buyer the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Buyer shall not constitute a default by Seller under this Agreement.
4.5.Contracts. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts; provided, however, Buyer’s obligation to assume that certain Master Equipment Lease Agreement (the “Fitness Equipment Contract”) shall be subject to Buyer’s receipt of Geneva Capital, LLC’s (the “Owner”) consent to Seller’s assignment, and Buyer’s assumption, of the Fitness Equipment Contract. In the event Buyer is unable to, after using commercially reasonable efforts, obtain Owner’s consent to the foregoing assignment and assumption of the Fitness Equipment Contract, Seller hereby agrees to terminate the same and pay the termination fee/payoff amount in connection therewith (the “Termination Fee”), the fitness equipment which is provided for under the Fitness Equipment Contract shall be included as part of the Personal Property being transferred to Buyer at Closing, and Seller shall receive a credit at Closing in an amount equal to the Termination Fee. In addition, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller’s obligations under, and Seller shall terminate at Close of Escrow, the management and leasing agreement listed in Exhibit C-1 attached hereto and made a part hereof, except that, notwithstanding Seller’s termination of the management and leasing agreement listed in Exhibit C-1 attached hereto, and in consideration of Seller’s terminating the same, Buyer shall be responsible for, and Buyer shall assume pursuant to the terms and provisions of the Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of the management and leasing agreement) under the management and leasing agreement after the Close of Escrow arising out of the lease of space in the Property after the Close of Escrow provided that Buyer is provided with the names of all the prospects for whom a commission may be claimed no later than five (5) Business Days before Closing.
4.6.Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, financing sources, lenders, employees, attorneys, creditors, officers, agents, accountants and other professionals relating to the Real Property, will be treated by Buyer, its affiliates, financing sources, lenders, employees, attorneys, creditors, officers, agents, accountants and other professionals as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s evaluation of the Real Property) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party. The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair

Seller’s (or any Seller affiliate’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Seller, and (c) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
4.7.Ongoing Work. Prior to Closing, Seller shall cause all work under the construction contracts listed on Exhibit P attached hereto (the “Construction Contracts”) to be performed in a diligent manner.  The general contractors under the Construction Contracts may be referred to individually as a “Contractor”.  Seller will keep Buyer generally advised of the status of construction under the Construction Contracts.  With respect to any Construction Contract for which the work is completed prior to the Closing Date, on or before the Closing Date, Seller shall satisfy all requirements of the Title Company in order for the Title Policy to be issued without exception for the work under such Construction Contract.  All of Seller’s right, title, and interest, if any, in and to the Construction Contracts for work that has not been completed as of the Closing Date (“Ongoing Work”), shall be assigned to and assumed by Buyer at Closing, Seller shall deliver to Purchaser prior to Closing an executed contractor’s certificate in the form attached hereto as Exhibit O from each Contractor for any Ongoing Work being assumed by Buyer at Closing (each, a “Contractor’s Certificate”), Seller shall provide Buyer with a credit at Closing for the remaining balance owed under any Construction Contract for Ongoing Work as reflected on each Contractor’s Certificate (less the amount, if any, for which a tenant is directly responsible for payment under the terms of such tenant’s Lease), and Buyer shall indemnify, defend, and hold Seller harmless for any liability in connection with the Ongoing Work relating to the period from or after the Closing Date.  Buyer acknowledges and agrees that any change orders or modifications to the scope or cost of the Ongoing Work authorized by Buyer after the Closing Date shall be Buyer’s responsibility.  Seller shall also provide Buyer with copies of all notices to owner received by Seller, and Seller shall provide Buyer and the Title Company with copies of all lien releases and lien waivers for all work which has been completed and for which payment has been made to each Contractor, if any, and an accounting of all payments made to each Contractor or otherwise for the work under any Construction Contract for Ongoing Work and anything else related to the Ongoing Work and/or the payment thereof as reasonably required by Buyer or the Title Company. Seller shall cooperate with Buyer in all reasonable respects in connection with the turnover of the Ongoing Work to Buyer and shall arrange meetings between Buyer and the applicable Contractor(s) prior to Closing.  The provisions of this section shall survive Closing.
5.OPERATIONS AND RISK OF LOSS
5.1.Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement, subject to Buyer’s review and approval of the form of lease or lease amendment, as applicable, which shall not be unreasonably withheld or delayed.
5.2.New Contracts. Prior to the expiration of the Due Diligence Period, Seller may without Buyer’s consent modify or enter into any new contract relating to the Real Property, provided that Seller provides Buyer with prior written notice of the same prior to the expiration of the Due Diligence Period, which notice shall include a copy of the modified or new contract. Following the expiration of the Due Diligence Period, except for (a) renewals or modifications of existing contracts (or new contracts in lieu of expiring contracts) on terms consistent with their existing terms but which shall be cancelable without penalty on not more than 30 days’ notice, or (b) agreements necessary to preserve or protect the Real Property from imminent damage or persons on the Real Property from imminent injury or loss of life (but as to both subsections (a) and (b) above, only to the extent copies are provided to Buyer), Seller shall not modify or enter into any new contract without Buyer’s prior written consent (in Buyer’s sole discretion, and which consent shall be deemed withheld if Buyer fails to respond within five days after written notice from Seller accompanied by the modified or new contract).
5.3.Leasing Arrangements. Prior to the expiration of the Due Diligence Period, Seller may without Buyer’s consent enter into new leases of space in the Real Property and amendments, expansions and renewals of the Leases, provided that Seller provides Buyer with prior written notice of the same. Following the expiration of the Due Diligence Period, except for the New and Pending Lease Transactions, Seller shall obtain Buyer’s consent, in Buyer’s sole discretion, before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal; provided, however, Buyer’s consent shall not be required for any Lease amendment, expansion and/or renewal which is provided for in the Lease and with respect to which Seller does not have any discretion. Buyer shall be deemed to have withheld consent to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller of its consent within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease and a summary of all Leasing Costs in connection with the proposed transaction. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 between the Effective Date and the Close of Escrow, (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions, tenant improvement costs or allowances, free rent credits, and Gap Rent listed to in Schedule 1-2 attached hereto to the extent such transaction has been entered into and the amounts set forth on Schedule 1-2 attached hereto remain unpaid and due and owing as of the Close of Escrow (the “Seller Leasing Costs”), and (c) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under the Leases referred to in Schedule 1-1 and Schedule 1-2 attached hereto (to the extent they have been entered into), and all new leases and Lease amendments, expansions or renewals entered into in accordance with the terms of this Agreement. “Gap Rent” will mean the base rent and additional rent for operating expenses due for the period from the Closing Date until the commencement date of the Lease with the tenant ViewRay.

5.4.Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid 5day period, then the Close of Escrow shall be extended to the next business day following the end of said 5day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) “Material damage” or “Materially damaged” means (a) damage reasonably exceeding five percent (5%) of the Purchase Price of the Real Property, or (b) any damage which is not fully insured (which shall include lost rents) and for which Buyer will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage upon the Close of Escrow, and (ii) “material portion” means any portion of the Real Property that has a “fair market value” exceeding one percent (1%) of the Purchase Price of the Real Property.
5.5.Warranty Transfers. To the extent prepared by Buyer, Seller hereby agrees to reasonable cooperate (at no cost, expense, liability or potential liability to Seller) and execute any transfer requests for any Property warranties (e.g. roof) for which consent is required, provided, however, Buyer shall be responsible for any transfer fees associated in connection therewith.
5.6.REA/CC&R Estoppels. Other than the Condominium Estoppel (which is separately addressed in Section 7.1(g) below), Buyer shall be entitled to request Seller to deliver for signature an estoppel certificate to any reciprocal easement agreement or other agreement, covenant, condition or restriction that burdens the Property (including, without limitation, estoppel certificates from each of the other Unit Owners with respect to the Declaration of Condominium) so long as Buyer prepares the form of estoppel certificate and provides the address as to where such estoppel certificate should be delivered. Under no circumstances shall Buyer’s receipt of an executed estoppel certificate to any reciprocal easement agreements or other covenants, conditions or restrictions that burden the Property (including, without limitation, estoppel certificates from each of the other Unit Owners with respect to the Declaration of Condominium) be a condition precedent to Buyer’s obligation to consummate the transaction contemplated under this Agreement.

5.7.Open Permits. Seller shall cooperate with Buyer and use commercially reasonable efforts (at no material cost to Seller) to cause the open permits that are on file and that affect the Property (which Seller acknowledges have been disclosed to Seller in writing) to be closed prior to Closing, provided, however, the closing of all or some of such permits shall not be a condition precedent to Closing.
6.SELLER’S AND BUYER’S DELIVERIES
6.1.Seller’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:
(a)Deed. A deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.
(e)Owner’s Affidavit. An Owner’s Affidavit executed by Seller substantially in the form of Exhibit I attached hereto.
(f)Bring Down Certificate. A bring-down certificate executed by Seller in the form of Exhibit J attached hereto, confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects.
(g)Rent Rolls. Updated Rent Rolls and receivables report dated within 3 business days of the Closing Date reflecting facts as of the date of such Rent Roll and receivables report, respectively.
(h)DR Form 1083. A DR Form 1083 signed by Seller and submitted to the Colorado Department of Revenue.
(i)Resignations and Appointments. Resignations of Seller’s designees from the board of directors of the Block 95 Condominiums Association, Inc. (the “Condominium Association”) and replacement of them by Buyer’s designees.
(j)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.2.Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date (except as otherwise provided below), Buyer shall deliver into Escrow to the Escrow Holder the following:
(a)Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account no later than 1:00 p.m. (California time) on the Closing Date.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)Transfer Declaration – Form TD 1000. A Form TD 1000 signed by Buyer and filed with the County Assessor.
(e)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.3.Closing Statements/Escrow Fees; Tenant Notices. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law. Seller shall prepare a schedule of all of the estimated credits, adjustments, and prorations, and deliver it to the Title Company and Buyer not less than three (3) business days prior to the Closing Date.
6.4.Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to the offices of Buyer’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and, if in Seller’s possession, any “as-built” plans and specifications of the Improvements.
7.CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1.Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:

(a)All of Seller’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(e)Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, Tenant Estoppel Certificates complying with the provisions of Section 4.4 above, which Tenant Estoppel Certificates shall be consistent with the information set forth in the Rent Rolls.
(f)At the Closing, the Title Company shall have irrevocably committed (or be willing to irrevocably commit) to issue to Buyer the Title Policy (excluding endorsements, other than curative endorsements obtained by Seller in accordance with the terms of this Agreement), unless this condition is not satisfied because of (a) the actions or omissions of Buyer, or (b) the failure of Buyer to satisfy any requirement in the Title Commitment applicable to Buyer.
(g)Seller shall have delivered to Buyer prior to Closing an estoppel certificate from (i) the Condominium Association in substantially the form of that received by Seller in connection with Seller’s acquisition of the Property (a copy of which Seller has previously delivered to Buyer as part of the Property Information), subject to any changes necessary to reflect any changes in facts and circumstances (the “Condominium Estoppel”), and (ii) the hotel owner of Unit 2 under the Condominium Declaration, in substantially the form of that attached hereto as Exhibit K (the “Hotel Owner Estoppel”) .
If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had actual knowledge as of the Close of Escrow.
7.2.Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:

(a)All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;
(b)As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(e)Seller shall have received all consents and approvals from all governmental bodies from whom such consents and approvals are necessary in order to consummate the Close of Escrow, but only to the extent Seller’s failure to obtain such consents and/or approvals would prevent Seller from consummating the Close of Escrow (the “Consent and Approval Condition”); provided, however, if the Consent and Approval Condition is not satisfied as of the Closing Date, then so long as the governmental consent or approval required to be obtained by Seller for Closing is obtainable on or before November 30, 2021, either Seller or Buyer (but not both parties) shall be entitled to extend the Closing Date one time to November 30, 2021 for purposes of satisfying the Consent and Approval Condition by providing written notice of the same to the other party prior to Closing. In connection therewith, Seller hereby agrees to use commercially reasonable efforts to satisfy the Consent and Approval Condition, but in no event shall Seller be obligated to incur any costs or expenses in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate unless Buyer elects, in writing, to reimburse Seller for any such excess costs or expenses for purposes of obtaining any required governmental consents or approvals to satisfy the Consent and Approval Condition. In the event the Closing Date is extended as provided in this Section 7.2(e), upon the satisfaction of the Consent and Approval Condition, Seller shall have the right to accelerate the Closing Date by providing Buyer with no less than five (5) days’ prior written notice of the same.
8.CLOSE OF ESCROW; POSSESSION
8.1. “Close of Escrow” shall mean and refer to Seller’s receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below. The wire deadline on the scheduled Closing Date is 1:00 pm California time (“Closing Wire Deadline”), except that if the Escrow Holder receives the amounts due from Buyer on the Closing Date and each holder of any mortgage financing encumbering the Property prior to Closing receives and accepts repayment of such financing from Escrow Holder on the Closing Date without charging interest or other amount for any day after the Closing Date (and Seller receives its share of the Purchase Price on the scheduled Closing Date), then the Closing Wire Deadline will be whatever time on the scheduled Closing Date Escrow Holder receives the Closing payment and Buyer will be considered to be in compliance with all other provisions of this Agreement requiring performance by 1:00 pm California time.
8.2.Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.
9.ESCROW
9.1.Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of a signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(a)With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(b)Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, and those items referred in Section 6.2 hereof and conformed copies of the recorded Deed;
(c)Record the Deed in the official records of the County in which the Real Property is located;
(d)Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;
(e)Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and

(f)Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.
9.2.Escrow and Title Charges.
(a)Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)Seller shall pay: (1) the premiums for the Title Policy, (2) the cost of recording the Deed, and (3) one-half (½) of any escrow fees or similar charges of Escrow Holder.
(ii)Buyer shall pay one half (½) of any escrow fees or similar charges of Escrow Holder and all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County and State) payable in connection with the consummation of the transactions contemplated by this Agreement. If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any new surveys for the Real Property.
(iv)Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3.Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed;
(b)Escrow Holder, or if Seller is holding the Deposit, Seller shall return the Deposit to Buyer, shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)Buyer shall return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof); and
(d)Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1.Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly including tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Any amounts received by Buyer after Closing from any party owing Rents shall first be applied to Buyer’s reasonable collection costs (including reasonable Attorneys’ Fees and costs but excluding compensation for services of Buyer or its employees or agents), then to accrued obligations of the tenant due after Close of Escrow, then to any rent due for the month of Closing (with Buyer and Seller each receiving their prorated share), and then to accrued obligations due prior to Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer. In the event that Seller receives any rent after Closing that is applicable to the period after Closing, Seller will promptly remit Buyer’s share of all such amounts to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first twelve (12) month period following the Closing Date. Buyer shall not be obligated to evict any tenant or to file suit to collect any Rents. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2.Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such estimated excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available. The parties shall “re-prorate” the Operating Costs prorated at Close of Escrow (including any portions thereof that may be required to be refunded to tenants) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of the Leases and based on expenses actually incurred by Seller and Buyer for their respective periods of ownership as compared to Operating Costs collected by Seller from January 1, 2021 and ending on the Closing Date (taking into account the credit, if any, given at Closing related thereto) which shall occur by April 1, 2022. Any amounts that may be due Seller as a result of such re-prorations shall be paid by Buyer to Seller within ten Business Days after the annual reconciliation statements are sent to the tenants by Buyer (to the extent not previously credited at Closing as provided above), and any amounts that may be due from Seller as a result of such re-prorations shall be paid by Seller to Buyer within ten Business Days after written request therefor is delivered to Seller by Buyer accompanied by supporting statements and documents reasonably satisfactory to Seller (to the extent not previously credited at Closing as provided above).
10.3.Taxes and Assessments. Real estate taxes and assessments (“Real Estate Taxes”) and personal property taxes and assessments (“Personal Property Taxes” and, together with Real Estate Property Taxes, “Taxes”) imposed by any governmental authority with respect to the Real Property and Personal Property for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid shall be prorated as of the Close of Escrow based upon (a) the most recent ascertainable assessed values and mill levies for Units 1A, 1B, 1C and 5, Block 95 Condominiums, and (b) an estimated appraised value of One Hundred Eighty-One Million, Five Hundred Forty-One Thousand and One Hundred Dollars ($181,541,100) (or such lower amount if the County Assessor has agreed to a lower appraised value prior to Closing) for Unit 1, Block 95 Condominiums, and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Buyer shall receive a credit for any Taxes payable by Buyer which are unpaid as of the Close of Escrow and applicable to any period on or before the Closing Date. Seller shall receive a credit for any Taxes paid by Seller and applicable to any period after the Close of Escrow. Seller is protesting the assessment of the Property for 2021 (the “Tax Appeal”) under an agreement with Duff &

Phelps (the “Tax Appeal Contract”). At Closing, Seller shall assign, and Buyer shall assume, the Tax Appeal Contract and shall have the right (but not the obligation), after the Closing Date, to continue the Tax Appeal to final disposition. The proration of Real Estate Taxes shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow and there will be no re-proration of Real Estate Taxes under Section 10.9. Notwithstanding anything stated to the contrary, (i) in no event shall Seller be responsible (and Buyer hereby expressly agrees to be responsible) for any assessments for Unit 1, Block 95 Condominiums attributable to an appraised value of the Property in excess of One Hundred Eighty-One Million, Five Hundred Forty-One Thousand and One Hundred Dollars ($181,541,100); and (ii) in no event shall Seller be entitled to (and Buyer will receive 100% of the benefit [subject to the obligation in the next paragraph to make refunds to tenants] of) any reduction in Real Estate Taxes from the amounts used for prorations at Close of Escrow resulting from the Tax Appeal.
Buyer shall have the obligation to refund to each tenant any amount paid by such tenant on account of Real Estate Property Taxes for 2021 to the extent exceeding the amount of Real Estate Taxes for 2021 actually payable by Buyer following final disposition of the Tax Appeal as reduced by the total amounts paid by Seller and Buyer under the Tax Appeal Contract or otherwise in the prosecution of the Tax Appeal, including, without limitation, attorney’s fees.
The obligations set forth herein shall survive the Close of Escrow and Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.
10.4.Leasing Commissions, Tenant Improvements and Contracts. At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in Section 5.3 hereof), and (b) leasing costs that are due after the Closing Date to the extent that they are disclosed under such Leases or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period or otherwise agreed to by Buyer in connection with any extension, expansion or refusal rights exercised after the Closing (the “Buyer Leasing Costs”). Buyer will assume the obligations arising from and after the Closing Date under the Contracts which Buyer has elected to assume. Buyer and Seller shall each be entitled to the credits, if any, provided for in Section 5.3 herein. Buyer shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any rental abatements or “free rent” periods attributable to periods from and after the Closing Date under Leases in effect as of the Effective Date.
10.5.Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits. Unless and until this Agreement is terminated, Seller shall not apply any security deposits to any obligations under the Leases other than in the ordinary course of business. With respect to any security deposit which is evidenced by a letter of credit, Seller shall deliver to Buyer at Closing (i) such original letter of credit, and (ii) an executed form assignment or transfer of its interest as beneficiary or such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer.
10.6.Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property as set forth on Exhibit L attached hereto. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property, to the end that Seller’s utility deposits shall be refunded to Seller following the Closing, after appropriate charge for Seller’s utility bills.
10.7.Owner Deposits. Seller shall receive a credit at the Close of Escrow for all bonds, deposits, letters of credit, set aside letters or other similar items listed on Exhibit Q attached hereto that are outstanding with respect to the Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) to the extent assignable to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8.Percentage Rents. Percentage rents actually collected for the month in which the Closing occurs shall be prorated as of the Closing Date. After Buyer has completed any reconciliation of actual percentage rents payable and estimated percentage rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such percentage rents, which shall occur by April 1, 2022. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all percentage rents paid for the subject fiscal Lease year used to calculate each tenant’s percentage rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year Seller and Buyer owned the Property (and adjusted for any amount of percentage rent prorated at Closing or received by Seller or Buyer). As used in this Section 10.8, the term “percentage rents” shall not include and shall have deducted from such percentage rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement. Buyer will make reasonable efforts, without suit, to collect all percentage rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all percentage rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same during the first twelve (12) month period following the Closing Date. Buyer shall not be obligated to evict any tenant or to file suit to collect any percentage rents. Seller may pursue collection of all percentage rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow and all percentage rents which are delinquent as of the Close of Escrow, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.9.Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10 (other than Real Estate Taxes), then, provided either Buyer or Seller identifies any such proration (“Post-Closing Proration”) in writing before the Close of Escrow (and for purposes of this Section 10.9, Seller and Buyer have agreed that Operating Costs under Section 10.2, and Percentage Rents under Section 10.8 shall constitute Post-Closing Prorations), Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than six (6) months after the Close of Escrow, except that adjustments arising from Operating Costs under Section 10.2 or from Percentage Rents under Section 10.8 hereof shall not be subject to such six-month limitation, but shall be made as soon as reasonably possible, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Notwithstanding anything to the contrary stated in this Section 10, except for any Post-Closing Prorations (which must be determined and paid within the time periods set forth above), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow. Any amounts that may be due Seller as a result of any Post-Closing Proration shall, as to Operating Costs under Section 10.2, be paid by Buyer to Seller within ten business days after the annual reconciliation statements are sent to the tenants by Buyer (to the extent not previously credited at Closing as provided in this Section 10), and as to any other Post-Closing Proration, within ten business days after final determination of the proration in question; and any amounts that may be due from Seller as a result of such Post-Closing Prorations shall be paid by Seller to Buyer within ten business days after written request therefor is delivered to Seller by Buyer accompanied by supporting statements and documents reasonably satisfactory to Seller (to the extent not previously credited at Closing as provided in this Section 10).
11.SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS
11.1.Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:

(a)Seller is a limited liability company organized and in good standing under the laws of the State of Delaware. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(c)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has received no written notice from any governmental agency that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(d)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has not received written notice from any governmental agency of any condemnation proceedings relating to the Property.
(e)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy, Seller has not received service of process with respect to any litigation that has been filed and is continuing against Seller that arises out of the ownership of the Property and would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.
(f)To Seller’s Actual Knowledge, (x) Exhibit C-2 is a true, correct, and complete list of the Leases as of the Effective Date, and (y) Seller has delivered to Buyer, or made available to Buyer for review, true and complete, in all material respects, copies of all Leases set forth on Exhibit C-2. To Seller’s Actual Knowledge, except for the notices referenced in Schedule 2, within the last six months prior to the Effective Date, Seller has not given any written notice to a tenant under any Lease of a default which remains uncured.
(g)To Seller’s Actual Knowledge, neither Seller nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
(h)To Seller’s Actual Knowledge, the Contracts listed on Exhibit C-1 attached hereto are all of the contracts affecting the Property as of the Effective Date other than any contracts disclosed in the Property Information or agreements disclosed in the Title Commitment, and except for the foregoing, there shall not be any other Contracts or contracts or agreements of any type pertaining to the Property, the obligation or liability for which Buyer or the Property could be liable after the Closing.
(i)To Seller’s Actual Knowledge, Seller has provided or made available to Buyer all Property Information in Seller's possession.
(j)To Seller’s Actual Knowledge, all Operating Costs reconciliations for calendar year 2020 have been made and, except as set forth in Schedule 2 attached hereto, all amounts which were reasonably determined by Seller to be owed to tenants in connection with such reconciliations have been paid or credited; provided, however, Seller makes no representation or warranty as to the accuracy or completeness of any such Operating Costs reconciliations for calendar year 2020.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Tim Helgeson (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.
The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of nine (9) months and Buyer must give Seller notice of any breach of Seller’s representations or warranties within said nine (9) month period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Property, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.
11.2.As-Is. As of the expiration of the Due Diligence Period, Buyer will have:

(a)examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer;
(b)reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(c)reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS EXECUTED IN CONNECTION WITH THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT

LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER’S WARRANTIES).
WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:
1.    THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;
2.    THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR
3.    THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF

THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

/s/MW BUYER’S INITIALS

12.BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:
12.1.Buyer’s Representations and Warranties.
(a)Authority. Buyer is a limited liability company organized and in good standing under the laws of the State of Delaware. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(b)Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of restrictions and Prohibited Persons (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
12.2.Release. By proceeding with this transaction following the expiration of the Due Diligence Period, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the Seller’s Warranties, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.

/s/MW BUYER’S INITIALS

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
Notwithstanding any provision hereof to the contrary, the provisions of this Section 12.2 shall not apply to, and Buyer does not release Seller from, (a) any damages, claims, liabilities or obligations arising out of or in connection with a breach of any covenant, representation or warranty of Seller set forth in this Agreement or any of the documents executed in connection with this Agreement that survives Closing, or (b) a “Fraudulent Seller Breach” (i.e., (x) a breach of Seller’s representations and warranties to the extent that such breach results from facts not included in the Property Information or known to Buyer immediately prior to the Closing and made by Seller with the intent to deceive Buyer, (y) a breach of any other obligation of Seller under this Agreement if such obligation was entered into with the intent to deceive Buyer, or (z) Seller’s intentional withholding of material information from the Property Information with an intent to deceive Buyer).
13.DEFAULT AND DAMAGES
13.1.DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE (OR RETAIN, IF SELLER ALREADY HOLDS THE DEPOSIT) THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER (UNLESS IT HAS ALREADY DONE SO) THE DEPOSIT TO SELLER. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. OTHER THAN RECOVERY AND RETENTION OF THE DEPOSIT, AND EXCEPT AS PROVIDED BELOW IN THIS SECTION 13.1, SELLER SHALL NOT BE ENTITLED TO MAINTAIN ANY ACTION FOR DAMAGES, AND SHALL NOT HAVE ANY OTHER RIGHT OR REMEDY AT LAW OR IN EQUITY IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT.

NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 14 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials: /s/CJS Buyer’s Initials: /s/MW

13.2.Default by Seller. If Seller defaults in its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit, along with a reimbursement of Buyer’s out-of-pocket expenses not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Property within 30 days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.
14.BROKER’S COMMISSIONS
Except for CBRE, Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.
15.MISCELLANEOUS PROVISIONS
15.1.Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or email transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or email transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
Granite Tower LLC
5355 Town Center Road, Suite 350
Boca Raton, FL 33486
Attention: Brett Reese
Telephone No: (561) 447-1801
Email: breese@cpgcre.com
Related Companies
30 Hudson Yards
New York, NY 10001
Attention: Michael Winston
Email: mwinston@related.com

with a copy thereof to:
Shutts & Bowen LLP
525 Okechobee Blvd., Suite 1100
West Palm Beach, FL 33401
Attention: Arthur J. Menor, Esq.
Telephone No: (561) 650-8510
Email: amenor@shutts.com
and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Gio Cordoves
Telephone No: (949) 797-0324
Email: gcordoves@kbs.com
with copies thereof to:
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Tim Helgeson
Telephone No: (949) 797-0356
Email: thelgeson@kbs.com

and
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Email: jchiboucas@kbs.com
and
Greenberg Traurig
18565 Jamboree Road, Suite 500
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
Email: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:

Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Joy Eaton
Telephone No.: (949) 724-3145
Email: joyeaton@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail or recognized overnight courier shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to email transmissions, upon confirmation of transmission generated by the sender’s machine (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following delivery of such email transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. Notwithstanding any of the foregoing to the contrary, for so long as the COVID-19 pandemic continues and any of the addressees is subject to governmental regulations or recommendations such as “stay at home” or similar actions restricting or limiting access to their place of work, no notice shall be effective unless also provided to the email addresses listed or referenced above.
15.2.Assignment; Binding on Successors and Assigns. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller’s consent to a single entity Affiliate (as hereinafter defined), so long as (i) Buyer provides Seller with notice of such assignment at least five (5) business days before the Closing Date, which notice must be accompanied by the name of such assignee and such assignee’s signature block, (ii) the Affiliate assumes, jointly and severally, in writing Buyer’s obligations hereunder and the Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit M and made a part hereof (the “Assignment and Assumption Agreement”), (iii) Buyer shall not be released from its obligations hereunder; and (iv) the assignee to which Buyer is assigning this Agreement is able to make the representation and warranty in Section 12.1(b) herein without violating the same. As used in this Section 15.2, the term “Affiliate” means (a) an entity (which may not consist of more than one entity) that directly or indirectly controls, is controlled by or is under common control with the Buyer, or (b) any fund or entity sponsored by Buyer, or (c) an entity (which may not consist of more than one entity) at least a majority of whose economic interests are owned by an affiliate of CP Group Holdings LLC and an affiliate of the Related Companies; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any attempted assignment in violation of the provisions of this Section 15.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.
15.3.Work Product. Effective upon and in the event of a termination of this Agreement for any reason, Buyer shall assign and deliver to Seller (at no additional cost to Buyer), and does hereby assign without the need for any further act or instrument, all reports, plans, studies, documents, written information and the like which has been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow (excluding any privileged or confidential information; provided, however, in no event shall any third-party reports relating to the physical condition of the Property constitute privileged or confidential information) in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”) without any representation or warranty of any kind and subject to any confidentiality restrictions set forth therein. In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than ten (10) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.
15.4.Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder. This section shall survive Closing.
15.5.Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6.Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(a)Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(b)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and Buyer and Seller under 14 (which Section 14 shall only survive the termination of this Agreement for a period of nine (9) months) hereof and the provisions of Sections 3.4, 4.6, 11.2, 13.2, 15.3, 15.5, 15.6, 15.17, 15.18, 15.19 and 15.20 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(c)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and 10.5 hereof, the provisions of Section 10 and Sections 4.6, 4.7, 6.4, 11.2 and 12.2 that relate to Buyer, the provisions of Sections 15.4, 15.5, 15.6, 15.16, 15.17, 15.18, 15.19 and 15.20 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(d)Notwithstanding the provisions of Section 15.6(a), the provisions of Sections 11.1, 12.1 and 14 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of nine (9) months immediately following the Closing, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, within nine (9) months after the Closing (the “Survival Period”). Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations exceed $3,075,000.00 (the “Cap”); provided, however, notwithstanding the foregoing, the Cap shall not apply to the prorations under this Agreement, Seller’s obligations under Section 4.7 of this Agreement, or Seller’s indemnity obligations under Section 14 of this Agreement.
(e)Each party acknowledges that such party’s obligations as to any Limited Surviving Closing Obligations shall be considered “liability” for purposes of any distribution limitation imposed under the organizational laws applicable to such party, its members, partners, and shareholders, and their respective members, partners, and shareholders. Seller shall not dissolve as an entity and shall reserve and not distribute an amount equal to the Cap during the Survival Period or if a valid claim made by Buyer against Seller pursuant to this Section 15.6 is outstanding, until the resolution of such claim, and Buyer shall be entitled to exercise any and all rights available to Buyer under Section 18-804(b)(1) of the Delaware Limited Liability Act, as amended. This section shall survive Closing.
15.7.Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8.Governing Law. This Agreement shall be governed by the laws of the State of Colorado.
15.9.Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties intend that faxed or PDF format signatures constitute original signatures binding on the parties. The signature page of a counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to a counterpart identical thereto.
15.10.Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business. All references to “commercially reasonable efforts” will not include any obligation to institute or threaten legal proceedings, to declare or threaten to declare any person in default, to incur any liabilities, to expend any monies (other than customary telephone, printing, copying, delivery, and similar expenses), or to cause any other person to do any of the foregoing.
15.11.Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
15.12.Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13.No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14.Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.15.Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California and Colorado, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (California time).
15.16.Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.17.Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.18.No Personal Liability. Notwithstanding anything stated to the contrary herein, and except as otherwise set forth in Section 15.6(e) above, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Property and neither Seller, Seller’s constituent partners and/or members, Seller’s asset manager, nor Seller’s directors, employees or agents shall have any personal liability hereunder. In no event shall Buyer’s partners, shareholders, members, owners, officers, directors, managers, employees, agents, or affiliates have any liability for any claim or matter arising out of or relating to this Agreement or the Property, whether based on contract, common law, statute, equity, or otherwise.
15.19.Joint and Several Liability. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.
15.20.Additional Closing Procedures.
(a)Closing Deliveries.  Notwithstanding anything to the contrary contained in this Agreement, Seller and Buyer agree that, upon the occurrence of a Postponing Event (as defined below) delivery of PDF signatures of executed Closing documents delivered via email to Buyer, Seller and/or Escrow Holder (and counsel to Buyer and Seller), as applicable, will be deemed duly delivered in accordance with the terms of this Agreement, other than the Deed or any other document required to fulfill the condition in Section 4.2.3 of this Agreement.
(b)Gap Closing.   Buyer acknowledges and agrees that the Close of Escrow may be effectuated through a “gap” or “New York style” closing, which means that the Close of Escrow may occur without the concurrent or prior recordation of the Deed, so long as the Title Company has issued, or irrevocably committed to issue, the Title Policy in accordance with the terms and conditions of this Agreement.
(c)Postponing Event.  Notwithstanding anything stated to the contrary in this Agreement, to the extent a Postponing Event has occurred on a Key Performance Date or the business day immediately prior to a Key Performance Date, such Key Performance Date shall automatically be extended until the date that is two (2) business days following a Postponing Event Cure and delivery of written notice by either Buyer or Seller to the other of such Postponing Event Cure.  Further, and notwithstanding anything to the contrary contained herein, in the event the Postponing Event (a) results in the then scheduled Closing Date being extended by greater than thirty (30) days, either party shall have the right to terminate this Agreement by notifying the other of such election prior to the completion of a Postponing Event Cure.  Upon a termination of this Agreement as set forth in this Section 15.21, Escrow Holder shall disburse the Deposit to Buyer, and, upon such disbursement, this   Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions hereof which by their terms expressly survive the termination of this Agreement.
For purposes hereof, the terms below shall have the following definitions:

“Postponing Event” shall mean an event, development, condition or state of facts that: (a) prevents Federal Express and the United Parcel Service from being able to pick up packages from, or deliver packages to, Buyer, Seller, Escrow Holder or the applicable legal counsel of any of the foregoing, or (b) results in the closure of the Escrow Holder’s  or Title Company’s offices; provided that it shall not be a Postponing Event if a replacement escrow agent within the same national title insurance company agrees to act as escrow agent pursuant to the terms of the Purchase Agreement at no additional cost or liability to either party, or (c) the closing of the local recording office or the inability of the local recording office to record, and, in either case, the Title Company is unable or unwilling to issue the Title Policy under Section 4.2.3 of this Agreement.
“Postponing Event Cure” shall mean with respect to any Postponing Event (i) described in clause (a) of the definition thereof, the resumption of pick-up and overnight deliveries by any nationally recognized overnight courier, (ii) described in clause (b) of the definition thereof, the reopening of the Escrow Holder’s and Title Company’s offices, or (iii) described in clause (c) of the definition thereof, the reopening of such local recording office.
“Key Performance Date” shall mean, (x) with respect to clause (a) of the definition of “Postponing Event”, the Closing Date or the business day prior to the Closing Date, and (y) with respect to all other clauses of the definition of “Postponing Events”, the Closing Date.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

"BUYER"

GRANITE TOWER LLC, a Delaware limited liability company

By: /s/ Michael Winston
Name: MICHAEL WINSTON
Title: AUTHORIZED SIGNATORY

“SELLER”

KBSII GRANITE TOWER, LLC, a Delaware limited liability company

By:	KBSII REIT ACQUISITION XVIII, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES II, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer

AGREED TO THIS 23rd DAY OF JULY, 2021, AS TO PROVISIONS RELATING TO ESCROW HOLDER:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: /s/ Joy Eaton
Its: VP

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Description of Real Property
EXHIBIT B	Description of Personal Property
EXHIBIT C-1	List of Contracts
EXHIBIT C-2	List of Leases
EXHIBIT D	Form of Tenant Estoppel Certificate
EXHIBIT E	Form of Deed
EXHIBIT F	Form of Assignment of Leases, Contracts and Bill of Sale
EXHIBIT G	Form of FIRPTA Affidavit
EXHIBIT H	Form of Tenant Notice
EXHIBIT I	Form of Owner’s Affidavit
EXHIBIT J	Form of Bring Down Certificate
EXHIBIT K	Form of Hotel Owner Estoppel
EXHIBIT L	Utility Deposits
EXHIBIT M	Form of Assignment and Assumption of Purchase Agreement
EXHIBIT N	Property Information
EXHIBIT O	Form of Contractor’s Certificate
EXHIBIT P	Ongoing Work
EXHIBIT Q	Owner Deposits
SCHEDULE 1-1	Description of New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	Description of New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	Disclosures

EXHIBIT A
Description of Real Property
Units 1, 1A, 1B, 1C and 5, Block 95 Condominiums
According to the Amended and Restated Master Declaration of Block 95 Condominiums recorded December 19, 2005 under Reception No. 2005215222, as amended by Amended and restated First Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 7, 2010 at Reception No. 2010115794, Second Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded March 21, 2011 at Reception No. 2011031047, Third Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 22, 2013 at Reception No. 2013154449, Fourth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded March 5, 2015 at Reception No. 2015028233, Fifth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded September 28, 2017 at Reception No. 2017128174, and Sixth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded April 29, 2021 at Reception No. 2021082293, and the Amended and Restated Condominium Map thereof recorded December 19, 2005 under Reception No. 2005215223, as amended by First Amendment to the Amended and Restated Condominium Map for Block 95 Condominiums recorded February 12, 2008 under Reception No. 2008017796, and as amended by Second Amendment to the Amended and Restated Condominium Map for Block 95 Condominiums recorded April 29, 2021 at Reception No. 2021082294 in the records of the Clerk and Reorder of the City and County of Denver, State of Colorado.
A-1

EXHIBIT B
Description of Personal Property

Miscellaneous Equipment

Quantity	Item
1	Butter mallet
2	Safety glasses
1	Crescent wrench, 8"
1	Combination square
2	Pipe wrench, 14"
1	Ball Pein Hammer
3	Face shield
1	Fold-up hex key set, 3 piece
1	Grove pliers, 16"
1	Hack saw
1	Loffset hex wrench
1	Screw remover set, one-way
1	Wood saw
3	Aligning pry bar
1	Standard imperial tube cutter
2	Hook spanner wrenches, adjustable
2	Flourescent hand lamps
2	Grease gun
1	Structural wrench with offset head
1	Tin snips
1	Ball hex screw driver set, 8 piece
1	Crescent wrench, 15"
1	Slotted & Phillips screw driver set, 9 piece
1	Punch set, 7 piece
1	Fish tapes
1	Insulated screw driver set, 6 piece
1	Nut drivers set
2	Ratchet-cut tube cutter
1	T-handle hex key set, 8 piece
2	Standard 45 degree flaring toll
1	Crescent wrench, 18"
1	High-leverage cable cutter
1	Rigid pipe cutter, no. 1-2
1	Locking plier set, 5 piece
1	Strap wrench
2	Pipe wrench, 24"
1	File set, 8 piece
1	Ratcheting wrench, 8 pierce
1	Pipe wrench, 36"
1	Comb wrench set, 10 piece
1	Dial-a-charge charging cylinder

142	Bins with assorted bolts, nuts and washers from 1/4" to 1/2" x 4
4	Reversing relays
36	Pull out drawers with assorted nut, bolts, screws, wire ties & anchors
12	Electric damper motors for garage fans
2	Watts rebuilding kids for regulator
1	Emergency oxygen tank
7	VAV Controller, reverse acting
10	Honeywell new heating stats
10	Honeywell new cooling stats
4	Smith electric motors, 3/4 hp 208/230/460 AO for garage fans
1	Safety lock-out center
1	Fiberglass 3-legged ladder, 6 ft.
1	Watts water regulator, 2"
1	Hoosier hydraulic crane
2	Fiberglass 3-legged ladder, 10ft
1	Hand pallet jack
1	Reliance motor for fans, 25 hp
1	PACO pump and motor, 10 hp
2	Pump and motor, 3 hp
1	SQ-D type AVPQ-1 switch gear
1	US Motor, 40 hp
1	Lincoln motor, 40 hp
4	SQ-D 4000 amp busways
1	Reliance motor for fans, 100 hp
1	Lincoln motor, 100 hp
1	Blue giant electric pallet jack
1	Dwyer magnehelic
1	Proto retaining rings plier set
1	Super temp - check II
1	Number/letter stamps set
1	Proto Metric hex driver sockets
1	Socket set, (ACE) 3/8"
5	Nut driver set, insulated
1	Hole saw set
1	Cutting board
1	Drill press
1	Hand truck
1	Electric drill
1	Proto Standard hex driver sockets
1	Floor jack
1	Sockets, 1/2" to 1" drives set
1	Heat guns
2	Wet/dry vacuum, 5 gallon
1	Bench grinder
1	Proto drive socket set, 1/2"
1	Angle sander grinder
1	Microsonic stethoscope

2	Minuteman rapid air fans
1	Saw all
1	Proto torque wrench, 1/2"
1	Fluke digital multimeter
1	Honeywell Delta sensor tester
2	Twin stepladders, fiberglass 6"
1	Oxyacetylene outfit
1	Adjustable extension gasket cutter
1	Band saw
1	Black & Decker impact drill
2	Wet/dry vacuum, 55 gallon
1	Master meter for inches of water pressure
1	Air/acetylene torch kit
1	Air compressor, 30 gal
1	Skill Cordless crill
1	Electronic combusion efficiency tester
1	Goodway chiller tube cleaner
1	Knaack rolling tool box

3	Mapp gas
1	Pry bar
4	Hold-E-ZEE screw drivers
1	Scraper
1	Long Arm L-shapped hex key set
1	Pry bar set
1	Scrapper
1	Drill bit 1/16" to 1/4", 26 pieces
1	Light Bulb Changer w/ Extension Pole
1	Fluke Multi Meter with clamps
1	Drain cleaning machine, 5/16", 25'
1	Fiberglass Ladder - 4 ft.
1	Fiberglass Ladder - 6 ft.
1	Rotary Tool
1	Vice Bench
1	Rotary hammer drill
1	Lift - 40'

1	Plier, Tongue & Groove 10"
1	Pocket Thermometer
3	Extension Cords
2	Shovel Drain Spade
1	Torch Brazing
1	Screwdriver Set (7 piece)
2	Stand Light 1000W Nema
1	Beam Clamp 2 Tons
1	Hand Truck
1	Thermometer (-25 to 999)
1	Magnifier Light 100W
1	Camera snake with extension
1	Hoist Chain 1 ton

1	Pressure Washer
1	Hotsy Pressure Washer

4	Multi-bit Screw driver
1	Measuring Tape
1	Knot Wire Cup Brush
1	Screwdriver Bit Set
1	Socket set, (ACE) 3/8"
1	T-260 Tool Set
1	Swaging Tool
1	Drill Bit Set
1	2" Plane Bench
1	General Purpose Cutter
1	Heavy Duty Cable Cutter
1	Tap/Die Set
1	Torque Wrench
1	1 Ton Trolley
10	Emergency Go Bags (Small)
3	Space Heaters
2	Emergency Go Bags (Large)
1	Tripod Ladder - 8 ft.
1	Soldering Iron
1	Thermometer
1	Impact Wrench, 1/2"
1	Data Logger
1	Inspection Mirror (for Vehicles)
1	Cable For Tube Punch Machine
1	Air Circulator, 30"
1	Circuit Tracer
1	ProPress Plumbing Machine
1	IAQ Analyzer
1	Extech Power Meter (THD Meter)

1	3 Ton Trolley
1	Wire stripper
1	T&G Pliers
1	Combination wrenches
1	Curved claw hammer
1	Thermal imaging camera
2	Air Circulators
2	Deburring tools
1	Rotarty pump transfer
2	AC Window units
1	File Stand for prints
1	Arc Flash Kit
3	Fall protection kits
1	Face Shield
1	Adjustable Wrench
3	AC Voltage Current Detector
1	Drain Cleaner tool kit

1	Battery Charger
1	Adjustable Ladder

5	4-way Stem Key
1	Retractable Blade Knife
3	Retractable Blade Utility Knife
3	Fold Up Hex Wrench
1	6 in 1 Screwdriver
3	6" Slip Joint Plier
3	Screwdriver
3	10" Tongue and Groove plier
3	12' Tape Measure
1	12' Power tape rule
2	Ear Muffs
3	All Purpose Plier
3	8" Adj Wrench
3	7" Diag Plier
2	3/4" Impact Socket
3	LED Headlamp
3	10" Pump Plier
2	9" Level Torpedo
3	8" Long nose plier
3	Leather Tool Belt Large
3	Knife Insulators
1	Tamper proof Bit driver
1	Sledge Hammer 10 lbs
3	Drive a Matic nut driver set
3	Hex Wrench
3	8" Sidecut Plier
3	Electricians Pouch
1	Propane Torch
3	7 Piece Screwdriver Set
1	3/4" Handle Hinged
2	Extension Cords 50 Ft
1	Extension Cords 100ft
1	Safety Cabinet
1	Welded Steel Dolly 55 gal
1	4 1/2" Angle Grinder
1	Jumbo Drum 55gal
1	Wet/Dry Vac Head
1	20Gal Wet Dry Vac

4	Hex Key set folding SAE 9 PC
2	Nut Driver
2	Pocket Thermometer
1	Infrared Laser Thermometer

3	Dell Inspiron 3847 Desktop Computer
1	HP ProBook Laptop

1	Salamader Heater
1	Pump and Motor 3hp
2	Mapp gass

1	Sink Rooter
1	Drain Rooter
2	WGT Vacuums
1	Cart
Orange Cones

Computer Other
Quantity	Item

1	HP 970CXI Color Deskjet Printer (engineering 8th floor unity)
1	HP 940C Color deskjet printer (engineering 8th floor office)

1	HP Color Printer/Fax (Security)

1	HP MFPM447 Printer (Randy Office)

Computer PC's
Quantity	Item
1	Juster speakers (Randy)
1	Viewsonic 15" LCD Monitor (FOC Unity)
2	Viewsonic 15" LCD Monitor (Engineering)
1	Dell Dimension XPS P133, 133 mhz 32 ram (engineering 8th floor)
1	Clone 2.8ghz 512 ram 80 + 6hdd Windows 2000 sp3 (Randy)
1	APC Back-UPS CS 500VA (office UPS)
1	Acer 17" LCD display (Admin Desk)
1	APC Smart-UPS 1000VA (Office)

1	3 Com OfficeConnect Dual Speed Hub

1	Dell Monitor - LCD 22 inch monitors 1680 x 1050 (Randy's)
2	Dell PC's 755 Optiplex (Unity PC's)

1	Backup UPS XC Battery
1	Granite Basic USFF Optiplex 760 (Randy)

1	Upgraded Unity Primary machine in FOC
1	HP Touchsmart PC (Shop EMS)

2	Microsoft Keyboards (Tim, Cheryl)
3	LG W2242TE 22" Widescreen LCD Monitors (Front, Randy & Tim)
1	Dell Optiplex 760 USFF Desktop Computer (Tim)
1	Dell Optiplex 760 USFF Desktop Computer (Admin Desk)
1	Dell Optiplex 760 USFF Desktop Computer (Shop)
1	Dell E4300 Laptop (Cheryl)

1	Desktop Switch (Security)
1	Computer Speakers (Randy)
1	Samsung 2333T Monitor (Bill)
1	Dell Inspiron 560 Computer (Bill)

1	Dell 7390 10211U 8/256/13.3RT Laptop

Copier
Quantity	Item
1	Konica Minolta Copier

Facsimile Machines
Quantity	Item

Telephone System
Quantity	Item
1	Phone System

Electric Office Equipment
Quantity	Item
1	Refrigerator (engineering)
1	Laminator
1	Labelmaker
1	Microwave (security)
1	Microwave (office)
1	Digital Camera (security)
1	Weather Radio
1	Refrigerator (Office)
1	Dishwasher
1	Toaster
4	I-Phones (4s model) Engineers

1	Radio System (15 radios)

1	DVD Player (Conf Room)

1	TV Cart (Conf room)
1	LCD TV (Conf room)

1	Refrigerator (security)
1	Microwave (engineering)

1	Digital Camera (office)

1	Refrigerator (security)

Office Furniture
Quantity	Item
1	Desk (Tony)
5	Filing cabinets, black (engineering)
2	Filing cabinets, tan (engineering)
1	Filing cabinet, gray
3	Tables
4	Pots, medium (office)
2	Desks (engineering)
1	Credenza (Randy)
1	Round table, small (Randy)
1	Bookshelf (Randy)
2	Pots, large (office)

1	Bookcases (office)
7	Guest chairs (office)
4	Pots, small (office)
2	Filing Cabinets, small (office)
2	Filing cabinets, large (office)
2	Pots, small gloss (office)
4	Desks (office)
12	Conference Room Chairs
14	Pots, bronze, small, with stand (lobby)
2	Pots, bronze, large, with stand (lobby)
2	Task Chairs (office)
1	Chair (Karla's Office)
1	Sofa (office)
1	Granite top Sofa Table (Office)
1	Conference Room Table

4	Folding Tables
6	Barrier Crowd Control
3	Trash Cans
2	Chairs (Randy & Engineer Office)
1	Storage Cabinet (Security)
1	Workstation for Engineering

1	Metal Shelf (office storage)

1	Desk (extra office)

1	3 Seat Sofa (Main Lobby)
2	Simone Lounge Chairs (Main Lobby)
1	Turn Coffee Table (Main Lobby)
1	Turn Tall Side Table (Main Lobby)
1	Artist Studio Rug (Main Lobby)
1	Low Height Side Table (Plaza Level)
1	Rowen Sofa Sectional Sofa (Plaza Level Lobby) two single arm w/corner unit
2	Walnut Lounge Chairs (Plaza Level Lobby)
1	Medium Coffee Table (Plaza Level Lobby)
37	Training Tables (3rd Floor Conference)
138	Training Chairs (3rd Floor Conference)
1	Lecturn (3rd Floor Conference)
3	Platform Double Table (3rd Floor Booth)
1	Sectional Sofa (3rd Floor Lounge) Two singles together with corner unit
2	Clutch Lounge Chair (3rd Floor Lounge)
1	Medium Coffee Table (3rd Floor Lounge)
2	Wingback Lounge Chair (3rd Floor Lounge)
1	Low Height Side Table (3rd Floor Lounge)
1	Rectangular Conference Table Bar Height (3rd Floor Lounge)
11	Jump Mini Stool Bar Height (3rd Floor Lounge)
1	Dark Grey (6'6" x 9'8") Rug
4	Bean Lounge Chair (3rd Floor Game Area)
2	Solid Wood End Table 16" (3rd Floor Game Area
2	Solid Wood End Table 20" (3rd Floor Game Area
2	Lyze Armchair
1	Wind Table (3rd Floor Patio)
6	Lyze Side Chairs (3rd Floor Patio)
1	Outdoor Lounge set, sofa, coffee table, 2 chairs (3rd Floor Patio)
1	West Elm Rug (Black)
3	Elements Rugs
1	Amazon Rug
3	Set of 4 Plates (West Elm Brand) White
3	Set of 4 Bowls (West Elm Brand) Black
3	Set of 4 Mugs (West Elm Brand) Black and White
6	Iced Tea Glasses (3rd Floor)
6	High Ball Glasses (3rd Floor)
6	Double Old Fashioned (3rd Floor)
6	Modern Red Wine (3rd Floor)
2	Sets of 20 Stainless Steel (3rd Floor)
4	6.5"H Faux Succulents (3rd Floor)
1	5'H Faux Fig Plant (3rd Floor)
1	Weave Basket (3rd Floor)
1	39" Faux Rubber Tree (3rd Floor)
1	Wood Planters Beluga Gray (3rd Floor)
2	12"H Faux Potted Succulent (3rd Floor)
1	Metal Table Top Planter (3rd Floor)

1	Forest Cache Pots (Teal) (3rd Floor)
1	Rug (9X12 Surya Rex)
1	Rug (9X13 Quartz)
1	Rug (9X12 Tibetan)
1	Summit Kegerator (3rd Floor)
1	Solid Refrigerator 24"
1	15" Marvel Low Profile Built-in Ice Machine
1	GE 18.6 Cu Ft, 33W Counter Depth Refrigerator
2	ADA 24" 800 Series Dishwasher

Works of Art
Quantity	Item
1	Artwork (Mgmt office)
2	Conference Room Artwork

13	Artwork, framed
2	Artwork, framed (Rich Clarkson photographs)

1	Rising Sun Grownup (yellow and black)
1	Curacao (blue black red)
1	Below the Sea (white blue black)
1	Radiance (yellow orange red)
1	Le Mirage (white red black brush stroks)
1	Reaching Sky (white black brown)
1	Connectivity Grownup (Black lines, blue fill color white background)
1	The bigger picture (white clouds, blue, mountains yellow)
4	Lge Abstract Paintings

Signs
Quantity	Item
1	Tenant Monument Sign

Unlicensed Mobile Equipment
Quantity	Item
1	Golf Cart
SECURITY SYSTEM
Quantity	Item
2	Computers
8	Computer/Video Monitors
8	Video Monitors
32	CCTV Cameras
1	C-Cure 8000 Access Control System
14	Proxy HID Card Readers
1	Key Trak Key Control Computer System

1	HP Lazerjet Pro 200 Color Printer

1	Exacq Vision NVR System

EXHIBIT C-1
List of Contracts

CONTRACTOR	SERVICE
Advantage Security, Inc.	Security
Advantage Security, Inc. Off Duty Police	Traffic Control Officer
Angus AnyWhere	Work Order/Preventive Maintenance
ATIS Elevator Inspections, LLC	Elevator Inspections
Bob Popp Building Services	Snow Removal
Bob Popp Building Services	Window Washing
Bristol Botanics	Exterior Landscape
Bristol Botanics	Interior Landscaping
Captivate	Elevator Screens
C-1

Comcast Business	3rd Floor Amenity Phone Lines
ESCO (Energy Services of Colorado)	Automation System
Geneva Capital, LLC	Fitness Center Equipment
Haynes Mechanical Systems, Inc.	HVAC Proactive Preventative Maintenance Agreement
Integra/Allstream	Phone Service
Integrity Fire Safety Services	Fire Alarm Monitor/Testing
Jones Lang LaSalle	Leasing Services Agreement
Jones Lang LaSalle	Project Managmeent
Transwestern	Management Agreement
KBSII / TW Mezz Denver Hotel	Hotel Parking License Agreement
Master Klean Janitorial	Towel Services
Master Klean Janitorial	Janitorial Day Porter
Miller Mechanical	Plumbing Repairs
Nest Health Connections	Fitness Instruction
C-2

Terminix Pest Control	Pest Control
Pacific Office Automation	Copier Maintenance Agreement
Phillips Mechanics	Electrical Repairs
Reidy Metal	Metal Cleaning
SP Plus Corporation	Parking Garage Management
ThyssenKrupp Elevator Corporation	Elevator
UL Verification Services, Inc.	Building Air Quality
Wagner Power Systems	Generator Maintenance

One Time Agreements
Western Paper Distributors, Inc. aka High Country Chemical Supp	Janitorial Supplies

Consulting Agreement
Columbine Engineering	Mechanical/Electrical Consulting
Moye/White	Legal Services

All Copy Products	Copier Maintenance Agreement
C-3

BCER	MEP Services
Metro State Fire	Fire Alarm Monitor/Testing
Reidy Metal	Metal Cleaning
Haynes Mechanical Systems, Inc.	HVAC Proactive Preventative Maintenance Agreement
VTI Security	Security Access System
1 Able Elevator Inspector	Elevator Inspector

C-4

EXHIBIT C-2
List of Leases

SUITE	TENANT NAME	LEASE DATE	AMENDMENTS
100	Dazbog Coffee	11/30/2010	Amendment 1 dtd 7/29/2013
Amendment 2 dtd 6/20/2019
Amendment 3 dtd 5/10/2021

150	Tag Restaurant Group, LLC (dba BuBu Restaurant)	8/2/2019	Amendment 1 dtd 11/23/2020
Delivery Date Certificate dtd 6/8/2021

400/900/1100/1200/1300	Occidental Petroleum / Anadarko	7/30/2002	Amendment 1 dtd 9/10/2002
1400/1500/1600/1700			Amendment 2 dtd 7/23/2004
Amendment 3 dtd 11/1/2004
Amendment 4 dtd 12/31/2004
Amendment 5 dtd 4/20/2005
Amendment 6 dtd 5/18/2005
Amendment 7 dtd 6/15/2005
Amendment 8 dtd 11/15/2005
Amendment 9 dtd 2/16/2007
Amendment 10 dtd 9/11/2007
Amendment 11 dtd 11/9/2007
Amendment 12 dtd 3/3/2008
Amendment 13 dtd 10/6/2011
Amendment 14 dtd 11/13/2012
Amendment 15 dtd 6/5/2013
Amendment 16 dtd 8/17/2015
Amendment 17 dtd 12/19/2018
Amendment 18 dtd 5/14/2020
Amendment 19 dtd 12/29/2020

1800	Western Midstream Partners, LP, a Delaware limited partnership	12/29/2020	Delivery Date Certificate dated 5/1/2021

2100	Jackson Kelly PLLC, a West Virginia professional limited liability company	5/30/2001	Amendment 1 dtd 6/27/2002
Amendment 2 dtd 10/19/2004
Amendment 3 dtd 3/18/2011
Amendment 4 dtd 8/2/2016

2120	Uplift Energy LLC, a Colorado limited liability company dba Uplift Energy Strategy	3/2/2020	Delivery Date Certificate dtd 5/1/2020

2300	Causey Demgen & Moore P.C. a Colorado corporation	12/7/2018	Delivery Date Certificate dtd 7/1/2019

2400/2500	Personal Capital Corporation and Personal Capital Advisors Corporation, Delaware corporations	4/19/2017	Lease Guaranty dtd 4/19/2017
Delivery Date Certificate dtd 6/2017
Amendment dtd 12/21/2018
Delivery Date Certificate dtd 7/9/2019
Consent of Landlord dtd 8/7/2020

2520	Judge Technical Services, Inc. a Delaware corporation	6/7/2019	Delivery Date Certificate dtd 10/1/2019

2600	Robinson Waters & D'Dorisio, P.C. a	5/19/1987	Amendment 1 dtd 6/1/1991
	Colorado professional corporation		Amendment 2 dtd 9/1/1995
Assignment, Assumption & Consent & 3rd
Amendment dtd 2/15/1997
Guaranty (Slivka) dtd 2/15/1997
Guaranty (Robinson) dtd 2/15/1997
Guaranty (Waters) dtd 2/15/1997
Guaranty (Panasci) dtd 2/15/1997
Guaranty (O'Dorisio, Jr) dtd 2/15/1997
Amendment 4 dtd 6/1/2003
Amendment 5 dtd 3/11/2004
Amendment 6 dtd 5/11/2004
Amendment 7 dtd 11/15/2004
Amendment 8 dtd 9/16/2008
Amendment 9 dtd 7/13/2009
Amendment 10 dtd 6/14/2016

2700/2870	Bankers' Bank of the West, a Colorado corporation	12/16/2013	Amendment 1 dtd 2/13/2014
Amendment 2 dtd 10/5/2018

2750	Integris Partners, Ltd., a Colorado limited liability company	4/28/2008	Amendment 1 dtd 6/7/2013
Amendment 2 dtd 11/29/2013
Amendment 3 dtd 10/14/2019

2800	Mountain View Financial Solutions, a Delaware	11/14/2018	Delivery Date Certificate dtd 6/1/2019
	limited liability company		Lease Guaranty dtd 11/14/2018

2820/2850	Kovacs Systems LLC, a Colorado Limited	6/3/2020	Delivery Date Certificate dtd 6/15/2020
liability company dba
iSALESCRM

2860	Clive Funding, Inc., a Utah corporation	6/18/2012	Amendment 1 dtd 2/18/2013
	Utegra Financial Partners, Inc., a Colorado		Amendment 2 dtd 9/16/2015
	corporation, and UFP Equity Holdings, LLC,		Commencement Agreement dtd 12/29/215
	a Colorado limited liability company		Commencement Agreement dtd 8/1/2012
Stipulation Resolution in place 6/26/2020

2870	Alexander Benefits Consulting, LLC	7/17/1998	Guaranty dtd 7/17/1998
	a Colorado limited liability company		Amendment 1 dtd 12/7/2004
Amendment 2 dtd 9/8/2009
Amendment 3 dtd 12/2/2011
Amendment 4 dtd 1/11/2017

2900/2950/2980	Everwest Real Estate Partners, LLC	2/27/2015	Delivery Date Certificate dtd 6/2015
	a Colorado limited liability company		Amendment 1 dtd 12/4/2018
Assignment & Assumption dtd 2/2/2018
Amendment 2 dtd 3/4/2019
Delivery Date Certificate dtd 4/2019
Amendment 3 dtd 6/17/2019
Storage License Agreement dtd 1/28/2019

3000	ViewRay, Inc. a Delaware corporation	2/25/2021	NONE

LICENSE	Level 3	5/1/1999	Amendment 1 dtd 6/2/2005
Amendment 2 dtd 2/1/2008
Amendment 3 dtd 4/18/2019

LICENSE	Cogent Communications	2/2/2000	Amendment 1 dtd 6/2/2005
Amendment 2 dtd 12/1/2010
Amendment 3 dtd 3/5/2015
Amendment 4 dtd 5/15/2020

LICENSE	ICG/Level 3 Communications	11/19/1998 & 1/7/2003	Amendment 1 dtd 10/13/2006
Amendment 2 dtd 1/23/2012
Amendment 3 dtd 6/29/2016
Amendment 4 dtd 4/18/2019
Jbox Amendment dtd 2/28/2012
Jbox Amendment dtd 3/29/2018
Jbox Amendment dtd 5/6/2019

LICENSE	MCI/MFS/Verizon	2/1/2000	Amendment 1 dtd 6/20/2006
Amendment 2 dtd 12/7/2010
Amendment 3 dtd 10/21/2015
Amendment 4 dtd 11/11/2020

LICENSE	TCG Colorado	4/1/2001	Amendment 1 dtd 2/14/2003
Amendment 2 dtd 9/12/2006
Amendment 3 dtd 2/10/2012
Amendment 4 dtd 6/11/2016

EXHIBIT D
Form of Tenant Estoppel Certificate
(Attached)
D-1

TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to ________________________________, a ______________________ (“Landlord”), ____________________, a ___________________, and its successors and assigns (collectively, “Buyer”), and _____________ and its successors and assigns or any lender making a loan to be secured by the Premises (collectively, “Lender”), as of the date of this estoppel certificate (“Estoppel Certificate”):
A.Tenant is the Lessee under that certain Lease dated ________________ relating to __________________ (the “Premises”), together with any amendments thereto as listed in Exhibit “A” (collectively, the “Lease”). Except as set forth in Exhibit A, the Lease has not been amended or modified in any way.
B.The Lease has not been assigned, nor have the Premises been sublet in whole or in part, except for the following [if no exceptions are stated, there are NONE]:_______________________________________________________________.
C.There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D.The Lease is in full force and effect according to its terms and is the valid and binding obligation of Tenant.
E.To Tenant’s actual knowledge, no default exists under the Lease by Landlord nor, to Tenant’s actual knowledge, does any state of facts exist which with the passage of time or the giving of notice, or both, could constitute a default under the Lease.
F.To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G.Monthly base rent is equal to $______ and additional rent for operating expenses or common area maintenance charges payable under the Lease is currently $___________ per month, and have been paid through _________________, 2021.
H.Tenant’s security deposit held by Landlord is $______________________. [Tenant has delivered a lease bond/letter of credit to Landlord in the amount of $_______].
I.Except as hereafter stated, Tenant has no options to extend the Lease or to lease additional space at the Property, and the Tenant has no right of refusal as to leasing additional space [if no options or rights of refusal are stated, there are NONE]: ____________________________________________________________________________________________________________.
J.Tenant has no options or rights of refusal to purchase any part of the Property.
K.The term of the Lease commenced on ____________________ and expires on _______________________.

L.The Premises contain ________ rentable square feet.
M.All conditions under the Lease to be satisfied by Landlord as of the date of this Agreement (including, without limitation, all work, if any, to be performed by Landlord in the Premises or at the Property) have been satisfied, and all contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Premises have been paid, except as hereafter stated [if no exceptions are stated, there are NONE]:_______________________ ___________________________________________________________________________________________________________________________________________________________.
N.Tenant is in possession of the Premises and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all other obligations of Tenant under the Lease, except as hereafter stated [if no exceptions are stated, there are NONE]: ____________________________________________.
O.Tenant is not entitled to any discounting, abatement, credit or offsetting of rents, and there are no existing charges, defenses, claims, counterclaims or offsets which Tenant has against the enforcement of the Lease by Landlord or in any other way relating to the Lease, except as hereafter stated [if no discounts, abatements, or offsets are stated, there are NONE]:______________________________________________________________________.
P.Except as hereafter stated, no rent has been paid more than one month in advance of the due date and no security has been deposited with the Landlord [if no advance rents or security deposits are stated, there are NONE]:________________________________________.
Q.Tenant has the right to use a total of _____ parking spaces at the Property of which total ______ are assigned spaces and ______ are unassigned spaces.
R.There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant under the bankruptcy or insolvency laws of the United States or any similar state laws.
S.Tenant intends that a faxed or PDF copy of this Estoppel Certificate shall constitute an original copy of this Estoppel Certificate for all purposes.
Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer and Landlord are entitled to rely upon this Estoppel Certificate. Tenant further acknowledges that this Estoppel Certificate is being given in order to induce Lender to make a loan to be secured by the property of which the Premises are a part. Lender is entitled to rely upon this Estoppel Certificate.
Dated: __________________, 2021

“TENANT”

By:

(Print Name) (Title)

Exhibit A

Lease and Amendments
D-5

EXHIBIT E
Form of Deed
(Attached)
E-1

[FORM – PLEASE COPY - DO NOT EDIT]

When recorded return to:
______________________________________________________________________________

SPECIAL WARRANTY DEED
[Statutory Form - C.R.S. § 38-30-113]

[__] [, a [_] ("Grantor"), whose street address is [___], for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells and conveys to [__], whose street address is [__], the real property in the City and County of Denver, and State of Colorado described on Exhibit A attached hereto and made a part hereof, with all its appurtenances (including, without limitation, the rights of Grantor, if any and without any representation or warranty of any kind, in and to that certain license granted in (a) Ordinance No. 29, Series of 1982 recorded July 2, 1985 at Reception No. 033658, and Ordinance No. 280, Series of 1989 recorded November 27, 1990 at Reception No. 900109230, and (b) Ordinance No. 3, Series of 1981 recorded July 11, 1985 at Reception No. 037798 [Note – foregoing language to be included only if licenses are also insured in Buyer’s Title Policy]), and warrants the title to the same against all persons claiming under Grantor, subject to the matters set forth on Exhibit B attached hereto and made a part hereof.

The street address for the foregoing property is: [__].

Signed as of this ________ day of __________, 20__.

[__]],
a [__]]

By:___________________________________
Name: ________________________________
Title: _________________________________

STATE OF ______________ )
) ss.
COUNTY OF ____________ )

The foregoing instrument was acknowledged before me this _____ day of __________, 20_ by _________________], as ___________________ of _________________, a __________________________________].

Witness my hand and official seal.

My commission expires: ___________________________

_____________________________
Notary Public

3

EXHIBIT A
TO
SPECIAL WARRANTY DEED
LEGAL DESCRIPTION

A-1

EXHIBIT B
TO
SPECIAL WARRANTY DEED
TITLE EXCEPTIONS

A-1

EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
(Attached)

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 2021 (the “Closing Date”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 2021, by and between _____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)    Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, all assignable permits, licenses, approvals, consents, development rights, vested rights, entitlements, impact fee credits, certificates of occupancy, and authorizations issued by any governmental or quasi-governmental authority or regulatory bureau or agency relating to the development, operation, or use of the Property, all surveys, architectural, engineering, or other plans and specifications, site plans, plats, other graphics and the work product of all professionals, agreements with providers of utility services, and any other consents or approvals which Seller may now or hereafter possess as to the Property, and any other intangible personal property rights used in connection with the Property, including, without limitation, service marks, logos, trade names (including “Granite Tower”), website domains, uniform resource locators (URLs), and telephone numbers, but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)    Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C-1 and Exhibit C-2 attached hereto and all security deposits, guaranties, and any non-cash security for tenant obligations under the Leases, including, but not limited to, any letters of credit and lease bonds delivered by tenants and any security interests in favor of Seller granted by any tenant (“Leases”);
(b)    Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described in Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).

3.    Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C-1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C-2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D-1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D-2 attached hereto arising before or after the Closing Date, and (e) that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Buyer after the date of this Assignment, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts to the extent Buyer received a credit at closing with respect to any of such obligations under the Leases and/or Contracts.
4.    Agreement Applies. Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Section 11.1 of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.
5.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page. The parties intend that faxed or PDF format signatures constitute original signatures binding on the parties. The signature page of a counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to a counterpart identical thereto.
6.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.    Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.    Joint and Several Liability. All obligations and liabilities of Buyer under this Assignment shall be joint and several as to each of the individuals or entities who compose Buyer.
9.    Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of Colorado. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

SELLER:
_____________________________
a____________________________

BUYER:
_____________________________
a____________________________

EXHIBIT A
DESCRIPTION OF PROPERTY
[ATTACHED]

EXHIBIT B
DESCRIPTION OF TANGIBLE PROPERTY
[ATTACHED]

EXHIBIT C-1
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include a list of all Leases which exist on the date of the Agreement, but specifically excluding the Leases listed on Schedule 1-1 and Schedule 1-2 attached to the Agreement.]
[ATTACHED]

EXHIBIT C-2
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include a list of (a) all Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-1
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include all contracts set forth on Exhibit C attached to the Agreement that Buyer does not elect to have Seller terminate as provided in the Agreement and any new service contracts entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-2
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include any new construction contracts entered into by Seller in connection with the completion of tenant improvement work for tenants under (a) the Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT G
Form of FIRPTA Affidavit
(Attached)

FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 2021, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.    Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.    Member’s U.S. employer identification number is __________, and
4.    Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 2021

Exhibit A
Legal Description
(Attached)

EXHIBIT H
Form of Tenant Notice
(Attached)
H-1

NOTICE TO TENANTS
[Date]
[Project Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Buyer”) effective [date of takeover]. Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer.
From and after the date of this letter, all payments due under the Lease, and any notices that are to be provided to the Landlord under the Lease should be directed to Landlord at:
______________________________
______________________________
______________________________
Additionally, _________________________ and its members, managers, employees, agents, affiliates, subsidiaries, mortgagee, managing agent, contractors, successors, and assigns should be added as additional insureds on the commercial general liability, commercial automobile liability, and umbrella or excess liability insurance policies maintained by Tenant and the endorsements evidencing this coverage should be delivered to the above address promptly.

Sincerely, “SELLER” a
“BUYER” a

H-2

EXHIBIT I
Form of Owner’s Affidavit
(Attached)

PROPERTY:
COUNTY:
STATE:
________________________, a ___________________ (“Seller”), as seller, and ____________________, a ______________________ (“Buyer”), as buyer, are parties to that certain Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated ________, 20__, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to ______ Title Insurance Company the following:
Seller is a ____________ organized and existing under the laws of the State of ____________.
To Seller’s actual knowledge, (i) Seller’s ___________ agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.
To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.
To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 6 months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.
Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to ___________) through the date the Deed is recorded in _________ County, __________.
For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of ________________, with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Owner’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until ____________, 20__, after which date this Owner’s Affidavit shall be of no further force or effect and _____ Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Owner’s Affidavit is being executed for the sole and exclusive benefit of _____Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20__
[SIGNATURES ON NEXT PAGE]

SELLER:

EXHIBIT A
LEGAL DESCRIPTION
ATTACHED

EXHIBIT B
LIST OF LEASES
ATTACHED

EXHIBIT C
IMPROVEMENT WORK
ATTACHED

EXHIBIT J
Form of Bring Down Certificate
(Attached)

SELLER’S BRING DOWN CERTIFICATE
(________________)

    Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ___________, 20__ (the "Agreement"), by and between ____________________, a _____________ ("Purchaser"), and ______________, a ____________________ (“Seller"), Seller hereby certifies to Purchaser that, except as set forth in Schedule 1 attached hereto, all of Seller's representations and warranties contained in [Section 11.1] of the Agreement are true and correct in all material respects as of the Close of Escrow (as defined in the Agreement), subject to all terms and conditions set forth in the Agreement, including, without limitation, the provisions of [Sections 11.1 and 15.6] of the Agreement.

(SEE ATTACHED SIGNATURE PAGE)

SELLER:
__________________________
a ________________________

By: ________________________
Name: _____________________
Its: ________________________

Schedule 1
Disclosures
(Attached)

EXHIBIT K
Form of Hotel Owner Estoppel

GRANITE TOWER LLC, a Delaware limited liability company,
{address]
Re: Amended and Restated Master Declaration of Block 95 Condominiums, recorded December 19, 2005 at Reception No. 2005215222, Amended and Restated First Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 7, 2010 at Reception No. 2010115794, Second Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded March 21, 2011 at Reception No. 2011031047, Third Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded October 22, 2013 at Reception No. 2013154449, Fourth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded March 5, 2015 at Reception No. 2015028233, and Fifth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded September 28, 2017 at Reception No. 2017128174, and Sixth Amendment to Amended and Restated Master Declaration of Block 95 Condominiums recorded April 29, 2021 at Reception No. 2021082293 (the “Declaration”)

Ladies and Gentlemen:
Pursuant to Section 18.1 of the Declaration, the undersigned, the Owner of Unit 2 of Block 95 Condominiums hereby certifies to GRANITE TOWER LLC, a Delaware limited liability company, its successors and assigns, to the best of its knowledge, without inquiry:
    (a)    That the terms and provisions of this Declaration are unmodified and are in full force and effect, or, if modified, identifying any such modifications.
    (b)    There is no existing default under the Declaration by the Owner of Unit 1, the Owner of Unit 5 or the Association (including, without limitation any default with respect to the operation of the Central Plant or the Parking Garage).
    (c)    The undersigned Owner is not entitled to receive or demand from the Association or the Owner of Unit 1 or the Owner of Unit 5 any monies, or, if there is any such sum, specifying the nature and amount thereof and method of computation.
    (e)    The undersigned Owner has not performed nor is performing work, the cost of which is chargeable in whole or in part to Owner of Unit 1 or the Owner of Unit 5 under the provisions of the Declaration that has not yet been charged to the Owner of Unit or the Owner of Unit 5, except as follows: __________________________.
    (f)    The undersigned Owner is not asserting, and does not know of any set-offs, claims, counterclaims, or defenses against the enforcement of the obligations under the Declaration of the Owner of Unit 1 or the Owner of Unit 5, except as follows: __________________________..

    (g)    The undersigned Owner has not requested that a matter under the Declaration or relating to the Block 95 Condominiums or any of them be submitted to arbitration.
    (h)    The undersigned Owner has received the use of all parking spaces in the Parking Garage to which it is entitled under the Declaration.
    (i)    The undersigned Owner is receiving the tons of cooling capacity of Chilled Medium to which it is entitled under the Declaration.
    (j)    The undersigned Owner has not elected its right to “Opt Out” of Chilled Water Medium or other service under Section 6.1(l) of the Declaration.
    (h)     The undersigned Owner has not suffered a loss, including business interruption, resulting from any interruption of service involving operation of the Central Plant.
    Capitalized terms not otherwise defined herein have the meaning set forth in the Declaration.

                    Sincerely,

                    [The Owner of Unit 2, the Hotel Owner]
17062339_v1

EXHIBIT L
Utility Deposits
NONE.

L-1

EXHIBIT M
Form of Assignment and Assumption of Purchase Agreement
(Attached)

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

    This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between ________________ (“Assignor”), and ________________ (“Assignee”), as of _________ __, 20__ (“Effective Date”).
RECITALS
    A.    Pursuant to the terms of that certain Purchase and Sale Agreement and Escrow Instructions dated _______, 20__ by and between _____________ (“Seller”), as seller, and Assignor, as buyer, as amended (the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as ______________.
    B.    Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations subject to the terms of this Assignment.
        NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
        1.    Recitals. The above recitals are incorporated herein by reference.
        2.    Assignment and Assumption. Assignor hereby transfers, assigns and conveys to Assignee, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in, to and under the Purchase Agreement (and related documents). Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents). Assignor agrees it shall not be released from its obligations under the Purchase Agreement as a result of this Assignment, and Assignee agrees that its acquisition of the Property pursuant to the Purchase Agreement shall be subject to all terms and conditions thereof, including without limitation all release and as-is provisions of the Purchase Agreement. Notwithstanding the foregoing, (a) Seller shall have the right to deal exclusively with Assignee with respect to all matters pertaining to and/or arising out of the Purchase Agreement, (b) Assignor’s approval or consent shall not be required in connection with any amendment or modification to the Purchase Agreement hereafter entered into by and between Seller and Assignee, and (c) any and all amendments to the Purchase Agreement hereafter entered into by and between Seller and Assignee shall be binding on Assignor.
        3.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.
        4.    Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.
Executed as of the date set forth above.

                        ASSIGNOR:

                        _______________

                        By:     _____________________________
                        Its:     _____________________________

                        ASSIGNEE:

                        _______________

                        By:     _____________________________
                        Its:     _____________________________

EXHIBIT N
Property Information
1.General Property information – include project literature, photographs, floor plans, etc.
2.Real Property, sales, and other tax information for the current year (including evidence of payment), along with past four years’ statements or TRIM notices and appeal information (if applicable) and past four years’ sales tax returns.
3.Rent Roll for current period.
4.Property operating statements for current period and prior three years, including year to date actuals.
5.Current year operating budget.
6.Schedule of capital expenditures completed over the past five years.
7.Prior year and year-to-date General Ledger.
8.Accounts Receivable Report.
9.Standard Lease form.
10.List of all utility companies, contract person, address, telephone number, and account numbers including gas, electric, water, sewer, telephone, and waste removal.
11.All Leases, including amendments, lease summaries, and all correspondence between tenants and owner and manager.
12.Most recent “as built” ALTA Survey.
13.All stamped and final “as built” architectural, construction, and any other drawings, renderings, plans, and specifications for building(s).
14.Updated title report together with copies of all title exceptions.
15.Copies of all licenses, permits, consents, and approvals relating to the Property.
16.Articles of Incorporation, By-Laws, partnership documents, and any other documents relative to any Property owners’ associations affecting the Property and any licenses or rights to use any improvements on or near the Property.
17.Warranty and Guaranty Agreements for services, equipment, or materials.
18.A completed schedule and inventory of Personal Property and equipment located on the Property.
19.All environmental site assessments or other environmental inspection reports.
20.All engineering or other reports as to the physical condition of the Improvements.
21.Mechanical inspection reports.
N-1

22.Fire inspection reports.
23.All insurance policies (other than title insurance policies) and list of insurance claims relating to the Property.
24.All Operational Contracts.
25.All engineering, soil, environmental, geotechnical, zoning, access, and similar reports or documents relating to the Property and prepared by or for Seller.
26.Contact information for site and additional due diligence requests.
27.Maintenance work orders for the past 12 months and a list of capital improvements performed within the past 24 months.
28.Condominium – 2021 Budget and financials for the association.
29.Tenant Billing Statements for the current month
30.Parking – 2021 Budget, prior year financials and the parking allocations per lease and per billing by tenant.
31.Photographs of the property
32.Office Building CAD Files and Parking Garage As-Builts

N-2

EXHIBIT O
Form of Contractor’s Certificate
(Attached)

Contractor’s Certificate

The undersigned, ____________ (the "Contractor"), is a party to that certain [Construction Contract] dated ____________ (the "Construction Contract"), by and between Contractor and ____________, a _______________ (the “Transferor”), in connection with that certain real property commonly known as _________________ (the “Property”). Transferor has advised Contractor that Transferor intends to transfer the Property to _________, a ______________ (the “Transferee”), on a closing date of _____________ (the “Closing Date”) and, in connection with such transfer of the Property, Transferor intends to transfer and assign the Construction Contract to Transferee and all of Transferor’s rights and obligations thereunder. In connection with Transferor’s transfer of the Property to Transferee and Transferor’s assignment of the Construction Contract to Transferee, Contractor certifies and represents the following:
1.    The Contractor consents to the assignment of the Construction Contract (and all warranties arising out of the Construction Contract) to Transferee based on Contractor’s understanding that, upon the assignment by Transferor to Transferee of Transferor’s interest under the Construction Contract, Transferee shall have the right to enforce all of the terms and conditions of the Construction Contract and all warranties thereunder and shall have all responsibilities and liabilities of the “Owner” under the Construction Contract, including payment of all amounts due and owing to Contractor for work performed pursuant thereto.
2.    As of the Closing Date:
(a) the total amount payable under the Construction Contract (including any amounts already paid), including all change orders (“Change Orders”) and/or claims for additional costs or extension of time submitted by the Contractor (“Claims”) is $_______________,
(b) the Transferor has paid to Contractor a total amount of $______________ with respect to the Construction Contract, and
(c) the maximum amount owing under the Construction Contract for all work completed, work in progress and future work to be completed is $_______________________.
3.    Attached hereto at Exhibit “A” is a true, correct and complete copy of the Construction Contract, and the same has not been amended or modified. There are no Change Orders to the Construction Contract or Claims except as attached in Exhibit “A” attached hereto.
Executed as of ______________, 20__.

[SIGNATURES FOLLOW ON NEXT PAGE]

CONTRACTOR:
_____________________,
a ______________________

By:
Name:
Its:

JOINDER
The undersigned acknowledges receipt of a copy of the Contractor’s Certificate to which this Joinder is attached, and, except as set forth below, acknowledges and agrees that, from and after the Closing Date, the undersigned shall have no further rights under the Construction Contract; provided, however, the undersigned reserves and retains (i) all of its rights under the Construction Contract with respect to any event or matter which occurred or accrued prior to the Closing Date, and (ii) all rights it may have under the Construction Contract for matters which occur or accrue on or after the Closing Date only to the extent necessary to defend itself from any claim with respect thereto. The undersigned recognizes that, as of the Closing Date, the undersigned shall not have the right to amend the Construction Contract or waive Transferee’s rights under the Construction Contract.
Executed as of ____________, 20__.

______________________
______________________
______________________

Exhibit “A”

Construction Contract, Change Orders and Claims

(Attached)

EXHIBIT P
Ongoing Work
Existing Improvement Contracts

•Bubu Café/Lobby and Amenity floor – final invoices paid in 2021 under Swinerton’s contract dated 5/16/2019

•CT2/CT3 Fluid Cooler Replacement - Contract is with Haynes Mechanical and is dated 10/1/2020.

•18th Floor Restroom Remodel - Contract is with Tenant Improvement Construction Corporation dated 2/2/2021.

•30th Floor Restroom Remodel - Contract is with Tenant Improvement Construction Corporation dated 4/15/2021.

•Western Midstream Partners TI project - Contract is with Tenant Improvement Construction Corporation dated 4/29/2021.

•Viewray, Inc. TI project - Contract is with Tenant Improvement Construction Corporation dated 4/15/2021.

EXHIBIT Q

Owner Deposits

NONE.

SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)
NONE.

SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)
# 400 – Anadarko TI’s =         $21,036,972.73

Anadarko Restroom Upgrades    $2,239,992.00

Anadarko Heat Panel Upgrades.    $1,359,996.00

•Stub Rent – ViewRay’s Lease Commencement Date is 9/1/2021. Monthly Rent is $50,173. Buyer to receive a credit at Closing for the Stub Rent attributable from the Closing Date to Lease Commencement Date if the Closing occurs prior to 9/1/2021.

•Free Rent – Buyer to receive a credit at Closing for Free Rent shown in the chart below for periods from and after the Closing Date.

SCHEDULE 2
Disclosures
•Oxy has $10,048 on their account as a credit for prior year taxes that was just recently invoiced due to the tax refund.